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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of GenTek Inc. on Form S-1 of our report dated March 26, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in method in accounting for goodwill and substantial doubt about the Company's ability to continue as a going concern), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

s/s Deloitte & Touche LLP

Parsippany, New Jersey

February 6, 2004